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EXHIBIT 4.5

1995 EMPLOYEE STOCK OPTION PLAN
OF
FIRST INVESTORS FINANCIAL SERVICES GROUP, INC.

1. Purpose of Plan

        This 1995 Employee Stock Option Plan (the "Plan") is intended as an employment incentive (a) to retain in the employ of First Investors Financial Services Group, Inc. (the "Company") and its Affiliates (as defined below) persons of training, experience and ability, (b) to attract new employees whose services are considered unusually valuable, (c) to encourage the sense of proprietorship of such persons, and (d) to stimulate the active interest of such persons in the development and financial success of the Company. It is further intended that certain options issued pursuant to this Plan may constitute incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended ("Code"), while certain other options granted under this Plan may be nonqualified options. As used in this Plan, the term "Affiliates" means any parent of the Company and any subsidiary of the Company within the meaning of Section 424(e) and (f) of the Code, respectively.

2. Administration of the Plan

        (a)    The Board of Directors shall appoint as administrator of this Plan the Compensation Committee (the "Committee") which shall consist of at least three members of the Board of Directors. No member of the Committee shall have been eligible to participate in this Plan or any other plan of the Company or its Affiliates at any time within one year prior to appointment. No member of such Committee shall be eligible to receive stock options under this Plan ("Options") or any other plan of the Company or its Affiliates while serving on the Committee. The limitations set forth in the preceding two sentences shall not be applicable to participation in any non-employee director stock option plan maintained by the Company in which the participation of non-employee directors would not adversely affect any such non-employee director's status as a disinterested member of the Committee within the meaning of Rule 16b-3 promulgated by the Securities and Exchange Commission ("Commission") pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"). The members of the Committee shall serve at the pleasure of the Board of Directors. The Committee shall have full power and authority to designate participants, to determine the terms and provisions of respective option agreements (which need not be identical) and to interpret the provisions and supervise the administration of this Plan. All decisions and selections made by the Committee pursuant to the provisions of this Plan shall be made by a majority of its members. Any decision reduced to writing and signed by all of the members shall be fully effective as if it had been made by a majority at a meeting duly held.

        (b)    The Compensation Committee may provide that any Option granted under this Plan shall be subject to, and may not be exercised before, the approval of this Plan at an annual or special meeting of the shareholders of the Company, by the affirmative vote of the holders of a majority of the outstanding shares of the Company present, or represented by proxy, and entitled to vote thereat.

        (c)    The Committee shall have the authority to designate which Options granted under this Plan shall be incentive stock options and which shall be nonqualified stock options. The Committee, in its sole discretion, may determine that all Options granted under this Plan may be incentive or nonqualified options.

        (d)    Subject to the express provisions of this Plan, the Committee shall have full authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the details and provisions of each option agreement evidencing an Option, and to make all other determinations necessary or advisable in the administration of the Plan including, without limitation, the amending or altering of any Options granted hereunder as may be required to comply with or to conform to Section 422 of the Code and any other applicable federal or state laws or regulations.

        (e)    Neither any member of the Board nor any member of the Committee shall be liable to any person for any determination or other act or omission made in good faith with respect to the Plan or any Option. All immunities and rights of indemnity available to members of the Board, pursuant to the Articles of Incorporation of the Company or otherwise, shall apply to any act or omission relating to the Plan or any Option.

        (f)    Nothing in this Plan nor in any option agreement evidencing an Option shall confer on any person any right to continue in the employ of the Company or any Affiliate, or shall limit in any way the right of the Company or any such Affiliate to terminate such person's employment at will and at any time, with or without cause.

3. Designation of Participants

        The persons eligible for participation in this Plan as recipients of Options shall include only key employees of the Company and its Affiliates. Directors of the Company shall not be eligible to participate in this Plan as directors, but directors otherwise qualified shall be eligible to participate. An employee who has been granted an Option hereunder ("Optionee") may be granted an additional Option or Options, if the Committee shall so determine.

4. Stock Reserved

        Subject to adjustment as provided in Paragraph 9, a total of 500,000 shares ("Stock") of Common Stock, par value $.001 per share, of the Company ("Common Stock") shall be subject to this Plan. The shares of Stock subject to this Plan shall consist of unissued shares or previously issued shares reacquired and held by the Company or its Affiliates, and such number of shares shall be and is hereby reserved for sale for such purpose. Any of such shares which way remain unsold and which are not subject to outstanding Options at the expiration of this Plan shall cease to be reserved for the purpose of this Plan, but until termination of this Plan and the expiration, exercise or lapse of all Options granted hereunder, the Company shall at all times reserve a sufficient number of shares to meet the requirements of this Plan. Should any Option expire or be canceled prior to its exercise or relinquishment in full, the shares theretofore subject to such Option may again be subject to an Option under this Plan, except that shares subject to purchase pursuant to any Option or portion thereof relinquished and not required to be issued upon such relinquishment shall, not again be available for Options under this Plan.

5. Option Price

        (a)    The purchase price of each share of Stock subject to an incentive stock option under this Plan shall be 100 % of the fair market value of such share on the date the Option is granted. The purchase price of each share of Stock subject to a nonqualified stock option under this Plan shall be determined by the Committee prior to granting the Option. The Company shall set the purchase price for each share subject to a nonqualified stock option at either the fair market value of each share on the date the Option is granted, or at such other price as the Committee in its sole discretion shall determine; provided, however, that in no event shall the purchase price of a share subject to a nonqualified stock option under this Plan be less than 50 % of the fair market value of such share on the date the Option is granted.

        (b)    The fair market value of a share of Stock on a particular date shall be deemed to be the average of the reported "high" and "low" sales prices for such shares as reported in The Wall Street Journal's NASDAQ National Market Issues listing for such day (corrected for obvious typographical errors), or if such shares are not reported in such listing, then the average of the reported "high" and "low" sales prices on the largest national securities exchange (based on the aggregate dollar value of securities listed) on which such shares are listed or traded, or if such shares are not listed or traded on any national securities exchange, then the average closing bid and asked prices reported by the National Quotation Bureau Incorporated, or, in all other cases, the value established by the Board of Directors of the Company in good faith.

6. Option Period

        Each Option granted under this Plan shall terminate and be of no force and effect with respect to any shares not previously taken up by the Optionee upon the expiration of ten years from the date of granting of such Option or such earlier date as the Committee, in its sole discretion, may prescribe at the date of grant.

7. Exercise of Options

        (a)    The Committee, in granting Options hereunder, shall have discretion to determine the terms upon which such Options shall be exercisable, subject to the applicable provisions of this Plan. The Committee may determine to permit any Option granted hereunder to be exercisable in whole at any time or in specified installments from time to time; provided, however, that no Option granted hereunder may be exercised within the first six months after the date of grant except in the event of the death or disability of the Optionee.

        (b)    Options may not be transferred and shall be exercised solely by the Optionee during his lifetime or after his death by the person or persons entitled thereto under the Optionee's will or the laws of descent and distribution.

        (c)    In the event of termination of employment for any reason other than death, disability or retirement, Options may be exercised only with respect to the number of shares purchasable at the time of such termination, within three months after such termination, and any such Options not so exercised shall expire.

        (d)    In the event of the death or disability of the Optionee following the date of grant and while in the employ of the Company or any of its Affiliates, and while Options granted hereunder are still in force and unexpired under the terms of Paragraph 6, any unmatured installments of the Options shall be accelerated. Such acceleration shall be effective as of the date of death or disability, as the case may be. The Options outstanding in the name of Optionee shall thereupon be exercisable in full without regard to any installment exercise provisions.

        (e)    In the event the Optionee terminates his employment because of retirement under any retirement plan of the Company or any of its Affiliates while Options granted hereunder are still in force and unexpired under the terms of Paragraph 6, the Committee shall have discretion to permit any unmatured installments of the Options to be accelerated as of the date of retirement and the Options shall thereupon be exercisable in full without regard to any installment exercise provisions.

        (f)    The purchase price of the shares as to which an Option is exercised shall be paid in full at the time of the exercise. Such purchase price shall be payable in cash or at the option of the holder of such Option, in Common Stock theretofore owned by such holder (or any combination of cash and Common Stock). For purposes of determining the amount, if any, of the purchase price satisfied by payment of Common Stock, such Common Stock shall be valued at its fair market value on the date of exercise in accordance with Paragraph 5(b). Any Common Stock delivered in satisfaction of all or a portion of the purchase price shall be appropriately endorsed for transfer and assigned to the Company. The Committee may, in its discretion and to the extent permitted by the laws of the State of Texas, determine to permit the holder of an Option to satisfy the purchase price of the shares as to which an Option is exercised by delivery of the Option holder's promissory note, such note to be subject to such terms and conditions as the Committee may determine. The Committee may, in its discretion and to the extent permitted by the laws of the State of Texas, determine to cause the Company to lend to the holder of an Option funds, on such terms and conditions as the Company may determine to be appropriate, sufficient for the holder of an Option to pay the purchase price of the shares as to which such Option is to be exercised. No holder of an Option shall be, or have any of the rights or privileges of, a shareholder of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares shall have been issued by the Company to such holder.

        (g)    The option agreement evidencing any incentive stock option granted under this Plan shall provide that if the Optionee makes a disposition of any share or shares of Stock issued to him pursuant to his exercise of an Option granted under this Plan within the two-year period commencing on the day after the date of the grant of such Option or within a one-year period commencing on the day after the date of the transfer of the share or shares to him pursuant to the exercise of such Option, he shall, within ten days of such disposition, notify the Company thereof and immediately deliver to the Company any amount of federal income tax withholding required by law.

8. Relinquishment of Options; Assignability

        (a)    The Committee, in granting Options hereunder, shall have discretion to determine whether or not Options shall include a right of relinquishment as hereinafter provided by this Paragraph 8. The Committee shall also have discretion to determine whether an option agreement evidencing an Option initially granted by the Committee without a right of relinquishment shall be amended or supplemented to include such a right of relinquishment. Neither the Committee nor the Company shall be under any obligation or incur any liability to any person by reason of the Committee's refusal to grant or include a right of relinquishment in any Option granted hereunder or in any option agreement evidencing the same. Subject to the Committee's determination in any case that the grant by it of a right of relinquishment is consistent with Paragraph 1 hereof, any Option granted under this Plan, and the option agreement evidencing such Option, may provide:

          (i)    That the Optionee, or his heirs or legal representatives to the extent entitled to exercise the Option under the terms thereof, in lieu of purchasing the entire number of shares subject to purchase thereunder, shall have the right to relinquish all or any part of the then unexercised portion of the Option (to the extent then exercisable) for a number of shares of Stock, for an amount of cash or for a combination of Stock and cash to be determined in accordance with the following provisions of this clause (i):

        (A)    The written notice of exercise of such right of relinquishment shall state the percentage, if any, of the Appreciated Value (as defined below) that the Optionee elects to receive in cash ("Cash Percentage"), such Cash Percentage to be in increments of 10% of such Appreciated Value up to 100% thereof;

        (B)    The number of shares of Stock of the Company, if any, issuable pursuant to such relinquishment shall be the number of such shares, rounded to the next greater number of full shares, as shall be equal to the quotient obtained by dividing (x) the difference between (I) the Appreciated Value and (II) the result obtained by multiplying the Appreciated Value and the Cash Percentage by (y) the then current market value per share of the Stock;

        (C)    The amount of cash payable pursuant to such relinquishment shall be an amount equal to the Appreciated Value less the aggregate current market value of the Stock issued pursuant to such relinquishment, if any, which cash shall be paid by the Company subject to such conditions as are deemed advisable by the Committee to permit compliance by the Company with the withholding provisions applicable to employers under the Code and any applicable state income tax laws; and

        (D)    For the purposes of this clause (i), "Appreciated Value" means the excess of (x) the aggregate current market value of the shares of Stock covered by the Option or the portion thereof to be relinquished over (y) the aggregate purchase price for such shares specified in such Option;

          (ii)    That such right of relinquishment may be exercised only upon receipt by the Company of a written notice of such relinquishment which shall be dated the date of election to make such relinquishment; and that, for the purposes of this Plan, such date of election shall be deemed to be the date when such notice is sent by registered or certified mail, or when receipt is acknowledged by the Company, if mailed by other than registered or certified mail or if delivered by hand or by any telegraphic communications equipment of the sender or otherwise delivered; provided, that, in the event the method just described for determining such date of election shall not be or remain consistent with the provisions of Section 16(b) of the Exchange Act or the rules and regulations adopted by the Commission thereunder, as presently existing or as may be hereafter amended, which regulations exempt from the operation of Section 16(b) of the Exchange Act in whole or mi part any such relinquishment transaction, then such date of election shall be determined by such other method consistent with Section 16(b) of the Exchange Act or the rules and regulations thereunder as the Committee shall in its discretion select and apply;

          (iii)    That the "current market value" of a share of Stock on a particular date shall be deemed to be its fair market value on that date as determined in accordance with Paragraph 5(b); and

          (iv)    That the Option, or any portion thereof, may be relinquished only to the extent that (A) it is exercisable on the date written notice of relinquishment is received by the Company, (B) the Committee, subject to the provisions of Paragraph 8(b), shall consent to the election of the holder to relinquish such Options in whole or in part for cash as set forth in such written notice of relinquishment and (C) the holder of such Option pays, or makes provisions satisfactory to the Company for the payment of, any taxes which the Company is obligated to collect with respect to such relinquishment.

        (b)    The Committee shall have sole discretion to consent to or disapprove, and neither the Committee nor the Company shall be under any liability by reason of the Committee's disapproval of, any election by a holder of an Option to relinquish such Option in whole or in part for cash as provided in Paragraph 8(a).

        (c)    The Committee, in granting Options hereunder, shall have discretion to determine the terms upon which such Options shall be relinquishable, subject to the applicable provisions of this Plan, and including such provisions as are deemed advisable to permit the exemption from the operation from Section 16(b) of the Exchange Act of any such relinquishment transaction, and Options outstanding, and option agreements evidencing such Options, may be amended, if necessary, to permit such exemption. If an Option is relinquished, such Option may be deemed to have been exercised to the extent of the number of shares of Stock covered by the Option or part thereof which is relinquished, and no further Options may be granted covering such shares of Stock.

        (d)    Neither any Option nor any right to relinquish the same to the Company as contemplated by this Paragraph 8 shall be assignable or otherwise transferable except by will or the laws of descent and distribution.

        (e)    No right of relinquishment may be exercised within the first six months after the initial award of any Option containing, or the amendment or supplementation of any existing option agreement adding, the right of relinquishment; provided, however, that this limitation shall not apply in the event or death or disability.

9. Stock Dividends, Stock Splits and Certain Other Corporate Transactions

        (a)    The existence of this Plan and Options granted hereunder shall not affect the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures or preferred or preference stocks ranking prior to or affecting the Common Stock or the rights attendant thereto, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company's assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

        (b)    The shares with respect to which Options may be granted hereunder are shares of Common Stock of the Company as presently constituted. If, and whenever, prior to the delivery by the Company of all of the shares of the Stock which are subject to Options granted hereunder, the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, a stock split, a combination of shares, a recapitalization or other increase or reduction of the number of shares of the Common Stock outstanding without receiving consideration therefor in money, services or property, the number of shares of Stock available under this Plan and the number of shares of Stock with respect to which Options granted hereunder may thereafter be exercised, shall, (i) in the event of an increase in the number of outstanding shares, be proportionately increased, and the cash consideration payable per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares, be proportionately reduced, and the cash consideration payable per share shall be proportionately increased.

        (c)    If the Company is reorganized, merged or consolidated or is otherwise a party to a plan of exchange with another corporation pursuant to which reorganization, merger, consolidation or plan of exchange shareholders of the Company receive any shares of common stock or other securities or if the Company shall distribute ("Spin off") securities of another corporation to its shareholders, there shall be substituted for the shares subject to the unexercised portions of outstanding Options an appropriate number of shares of (i) each class of stock or other securities which were distributed to the shareholders of the Company in respect of such shares in the case of a reorganization, merger, consolidation or plan of exchange, or (ii) in the case of a Spin Off, the securities distributed to shareholders of the Company together with shares of Stock, such number of shares or securities to be determined in accordance with the provisions of Section 424 of the Code (or other applicable provisions of the Code or regulations issued thereunder which may from time to time govern the treatment of incentive stock options in such a transaction); provided, however, that all such Options may be canceled by the Company as of the effective date of (x) a reorganization, merger, consolidation, plan of exchange or Spin Off or (y) any dissolution or liquidation of the Company, by giving notice to each holder thereof or his personal representative of its intention to do so and by permitting the purchase for a period of at least thirty days during the sixty days next preceding such effective date of all of the shares subject to such outstanding Options, without regard to the installment provisions set forth in the option agreement; and provided further that in the event of a Spin Off, the Company may, in lieu of substituting securities or accelerating and canceling Options as contemplated above, elect (i) to reduce the purchase price for each share of Stock subject to an outstanding Option by an amount equal to the fair market value, as determined in accordance with the provisions of Paragraph 5(b), of the securities distributed in respect to each outstanding share of Common Stock in the Spin Off or (ii) to reduce proportionately the purchase price per share and to increase proportionately the number of shares of Stock subject to each Option in order to reflect the economic benefits inuring to the shareholders of the Company as a result of the Spin Off.

        (d)    Except as hereinabove expressly provided, the issue by the Company of shares of stock of any class, or securities convertible into or exchangeable for shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into or exchangeable for shares of stock of any class shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Options granted hereunder.

10. Purchase for Investment

        Unless the Options and shares of Stock covered by this Plan have been registered under the Securities Act of 1933, as amended, or the Company has determined that such registration is unnecessary, each person exercising an Option under this Plan may be required by the Company to (i) give a representation in writing that he is acquiring such shares for his own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof, (ii) agree in writing not to sell or otherwise dispose of such shares without registration in the absence of an opinion of counsel satisfactory to the Company that such registration is not required; and (iii) agree that the certificate or certificates evidencing such shares may bear restrictive legends to the foregoing effect.

11. Taxes

        (a)    The Company may make such provisions as it may deem appropriate for the withholding of any taxes which it determines is required in connection with any Options granted under this plan

        (b)    Notwithstanding the terms of Paragraph 11 (a), any Optionee may pay all or any portion of the taxes required to be withheld by the Company or paid by him in connection with the exercise of a nonqualified Option by election to have the Company withhold shares of Stock, or by delivering previously owned shares of Common Stock, having a fair market value, determined in accordance with Paragraph 5(b), equal to the amount required to be withheld or paid. An Optionee must make the foregoing election on or before the date that the amount of tax to be withheld is determined ("Tax Date"). All such elections are irrevocable and subject to disapproval by the Committee. Elections by persons who are subject to the short-swing profits recapture provisions of Section 16(b) of the Exchange Act ("Covered Optionee") are subject to the additional restriction that such election may not be made within six months of a grant of an Option, provided that this limitation shall not apply in the event of death or disability. Where the Tax Date in respect of an Option is deferred until six months after exercise and the Covered Optionee elects share withholding, the full amount of shares of Common Stock will be issued or transferred to him upon exercise of the Option, but he shall be unconditionally obligated to tender back to the Company the number of shares necessary to discharge the Company's withholding obligation or his estimated tax obligation on the Tax Date.

12. Effective Date of Plan

        This Plan shall be effective as of July 1, 1995. No Option shall be granted under this Plan after June 27, 2005.

13. Amendment or Termination

        The Board of Directors may amend, alter or discontinue this Plan, except that no amendment or alteration shall be made which would impair the rights of any Optionee under any Option theretofore granted, without his consent, and except that no amendment or alteration shall be made which, without the approval of the shareholders, would:

        (a)    Increase the total number of shares reserved for the purposes of this Plan or decrease the option price provided for in Paragraph 5, except in each case as provided in Paragraph 9, or change the class of employees eligible to participate in this Plan as provided in Paragraph 3;

        (b)    Extend the option period provided for in Paragraph 6;

        (c)    Materially increase the benefits accruing to Optionees under this Plan; or

        (d)    Materially modify the requirements as to eligibility for participation in the Plan.

14. Government Regulations

        This Plan, and the grant and exercise of Options thereunder, and the obligation of the Company to sell and deliver shares under such Options, shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

***

[Form of Employee Option]

First Investors Financial Services Group, Inc.

INCENTIVE STOCK OPTION AGREEMENT

Under 1995 Employee Stock Option Plan

        This Incentive Stock Option Agreement ("Agreement") is between First Investors Financial Services Group, Inc., a Texas corporation (the "Company"), and             (the "Optionee").

        WHEREAS, the Board of Directors of the Company has adopted the 1995 Employee Stock Option Plan (the "Plan") and the shareholders of the Company have approved the same; and

        WHEREAS, the Optionee is a key employee of the Company and the Compensation Committee (the "Committee") of the Board of Directors of the Company has determined to grant to Optionee an incentive stock option pursuant to the Plan and on the terms and conditions provided in the Plan and in this Agreement;

        NOW THEREFORE, for and in consideration of these premises, it is agreed as follows:

          1.    The Plan.    It is understood that the Plan is incorporated herein by reference and made a part of this Agreement as if fully set forth herein. The Plan shall control in the event there shall be any conflict between the Plan and this Agreement, and it shall control as to any matters not contained in this Agreement. Terms used in this Agreement which are defined in the Plan shall have the same meanings in this Agreement as are assigned to such terms in the Plan. The Committee shall have authority to make constructions of this Agreement, and to correct any defect or supply any omission or reconcile any inconsistency in this Agreement, and to prescribe, amend or rescind rules and regulations relating to the administration of this Agreement and other options granted under the Plan, and to make all other determinations necessary or advisable in the administration of the Plan and this Agreement, including, without limitation, the amending or altering of this Agreement as may be required to comply with or to conform to Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and any other applicable federal or state laws or regulations. Neither any member of the Board of Directors of the Company nor any member of the Committee shall be liable to the Optionee for any determination or other act or omission made in good faith with respect to the Plan or this Agreement. All immunities and rights of indemnity available for members of the Board of Directors of the Company, pursuant to the articles of incorporation of the Company or otherwise, shall apply to the act or omission relating to the Plan or this Agreement.

          2.    Option.    The Company hereby grants to Optionee, subject to the terms and conditions set forth herein and in the Plan, an option to purchase from the Company up to            (            ) shares ("Shares") of its common stock, $0.001 par value per share ("Common Stock"). Notwithstanding the foregoing, the option provided herein shall not be considered granted unless and until the Optionee delivers to the Company a fully executed counterpart hereof. Thereafter, such option shall be exercisable in accordance with the terms set forth herein.

          3.    Effectiveness.    This Agreement shall be effective as of the date set forth on the signature page hereof.

          4.    Exercise Price.    The price for which the Optionee may purchase Shares upon exercise hereof (the "Exercise Price") shall be $                  per share.

          5.    Vesting and Exercise.    The right to purchase Shares hereunder shall become exercisable in [five cumulative annual installments] as follows: [(i) on and after the first anniversary of the date hereof, the Optionee may purchase up to 20% of the Shares initially covered hereby, (ii) on and after the second anniversary of the date hereof, the Optionee may purchase up to 40% of the Shares initially covered hereby, (iii) on and after the third anniversary of the date hereof, the Optionee may purchase up to 60% of the Shares initially covered hereby, (iv) on and after the fourth anniversary of the date hereof, the Optionee may purchase up to 80% of the Shares initially covered hereby, and (v) on and after the fifth anniversary of the date hereof,] the Optionee may purchase up to 100% of the Shares initially covered hereby. Subject to the foregoing, the Optionee may purchase all, or any portion, of the Shares then purchasable hereunder. The Optionee shall be deemed to have exercised on the first date upon which the Company receives the notice of exercise specified in Section 8 hereof, payment in full of the exercise price in accordance with Section 8 hereof, and all other documents, information and amounts required in respect of such exercise by the Plan or this Agreement.

          6.    Option Period.    This Agreement shall terminate and be of no further force or effect with respect to any Shares not previously purchased by the Optionee upon the expiration of ten (10) years from the date hereof. Notwithstanding the foregoing, in the event of the termination of the Optionee's employment by the Company or any Affiliate of the Company for any reason other than death, the option granted herein must be exercised within three (3) months after such termination and, except in the event of death, disability or normal retirement in accordance with the retirement policies of the Company, may be exercised only with respect to the number of Shares purchasable at the time of such termination, and to the extent not so exercised, shall terminate and expire. In the event of the death or disability of the Optionee while in the employ of the Company or any of its Affiliates, and while this Agreement is still in force and unexpired, any unmatured installments shall be accelerated. Such acceleration shall be effective as of the date of death or disability (as determined by the Committee), as the case may be. In the event the Optionee retires in accordance with the retirement policies of the Company or any Affiliate while this Agreement is still in force and unexpired, the Committee shall have discretion to permit any unmatured installments to be accelerated as of the date of retirement. If the expiration date of this Agreement shall fall on a Saturday, Sunday or a day on which the executive offices of the Company are not open for business, then such expiration shall be deemed to be the last normal business day of the Company at its executive offices preceding such Saturday, Sunday or day on which such offices are closed.

          7.    Non-transferability.    Neither this Agreement, nor any rights hereunder may be transferred, assigned or otherwise alienated by the Optionee other than by will or pursuant to the applicable laws of descent and distribution. The option granted herein shall be exercisable during the lifetime of Optionee only by Optionee or Optionee's guardian or legal representative. In the case of the death of Optionee or other person entitled to exercise the option granted herein, the Company may require, as a condition to the transfer of this Agreement by will or pursuant to the laws of descent and distribution or the exercise hereof, that the person entitled to exercise execute and deliver to the Company such instruments and documents as may be reasonably requested by the Company to evidence and confirm such person's right and title to this Agreement.

          8.    Payment of Exercise Price.    The Optionee may exercise the option granted herein by written notice given by Optionee to the Company at its principal executive office (to the attention of the President) by registered or certified mail or by hand delivery, which notice shall be effective upon receipt by the Company. The Exercise Price of the Shares being purchased shall be paid in full in cash at the time of the exercise.

          9.    Withholding Tax.    Prior to exercise, and as a condition to the Company's obligation to deliver Shares upon such exercise, or in connection with any disposition of shares acquired pursuant to such exercise, the holder of this Agreement shall make arrangements satisfactory to the Company for the payment of any applicable federal or other withholding taxes payable as a result thereof.

          10.    Investment Representations.    Unless this Agreement and any Shares covered hereby have been registered under the Securities Act of 1933, as amended, and the registration provisions of any applicable state securities laws, the Optionee (as a condition to the purchase of Shares hereunder) may be required by the Company to (i) give a representation in writing that the Optionee is acquiring such Shares for the Optionee's own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof, (ii) agree in writing not to sell or otherwise dispose of such Shares without registration in the absence of an opinion of counsel satisfactory to the Company that such registration is not required, and (iii) agree in writing that the certificate or certificates evidencing such Shares may bear restrictive legends to the foregoing effect.

          11.    Certain Transactions.    If the Company is merged or consolidated with another corporation while this Agreement remains outstanding, or if the Company should adopt a plan of liquidation while this Agreement remains outstanding, this Agreement may be canceled by the Company as of the effective date of any such merger, consolidation or plan of liquidation by giving notice to the Optionee of its intention to do so and by permitting the Optionee to exercise the option granted herein with respect to the number of Shares purchasable at such time during the 30-day period next preceding such effective date.

          12.    Certain Adjustments.    The existence of this Agreement shall not affect in any way the right or power of the Company to make or authorize any and all capital adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issuance of Common Stock or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference stock having priority over or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceedings, whether of a similar character or otherwise. Provided, however, that if the outstanding shares of Common Stock of the Company shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, or recapitalization, the number and kind of Shares subject to purchase hereunder, and the Exercise Price, if applicable, shall be appropriately and equitably adjusted.

          13.    No Shareholder Rights.    Nothing in this Agreement shall confer on the Optionee any rights or privileges of a shareholder of the Company with respect to any Shares purchasable hereunder unless and until such Shares have been purchased and certificates evidencing such Shares have been issued to the Optionee.

          14.    No Employment Rights.    Nothing in the Plan or this Agreement shall confer on the Optionee any right to continue in the employ of the Company or any Affiliate.

          15.    Incentive Stock Option.    This Agreement is intended to be an incentive stock option within the meaning of Section 422 of the Code.

          16.    Subject to Applicable Law and Exchange Rules.    This Agreement and the purchase of the Shares pursuant hereto are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision hereof, the Optionee agrees that the Optionee shall not exercise the option to purchase Shares granted herein, and that the Company shall not be obligated to issue any Shares hereunder, if the same would constitute a violation by the Optionee or the Company of any law, rule or regulation of any governmental authority or any applicable rule, bylaw or listing agreement of any national securities exchange.

          17.    Governing Law.    This Agreement shall be governed by and construed in accordance with the internal laws (and not the principles relating to conflicts of laws) of the State of Texas, except as superceded by applicable federal law.

        IN WITNESS WHEREOF this Agreement has been executed as of the      day of            200    .

FIRST INVESTORS FINANCIAL SERVICES GROUP, INC.
By:
OPTIONEE:

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1995 EMPLOYEE STOCK OPTION PLAN OF FIRST INVESTORS FINANCIAL SERVICES GROUP, INC.
INCENTIVE STOCK OPTION AGREEMENT Under 1995 Employee Stock Option Plan